Exhibit 3.1

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

STATEMENT OF PREFERENCES OF

9.00% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES

NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Trust”), hereby certifies that:

FIRST: The Board of Trustees of the Trust (the “Board”), on January 30, 2025 pursuant to authority expressly vested in it by the Agreement and Declaration of Trust of the Trust, as amended from time to time (the “Declaration”), adopted resolutions classifying and designating a series of up to 16,000,000 authorized but unissued preferred shares, par value $0.001 per share, of the Trust (“Preferred Shares”) as “9.00% Series B Cumulative Redeemable Preferred Shares,” with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as appear below.

SECOND: Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Declaration.

9.00% Series B Cumulative Redeemable Preferred Shares

1.

Designation and Number. A series of up to 16,000,000 Preferred Shares, is hereby designated the “9.00% Series B Cumulative Redeemable Preferred Shares” (the “Series B Preferred Shares”). The par value of the Series B Preferred Shares shall be $0.001 per share. The Series B Preferred Shares shall constitute a separate series of Preferred Shares.

2.	Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated:

(a)

“Applicable NAV” shall mean the estimated fair market net asset value of the Trust per Common Share as most recently published by the Trust at the time of issuance of the applicable Series B Preferred Share. The Trust’s determination of the Applicable NAV is final and binding.

(b)

“Business Day” shall mean each day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Texas or New York are authorized or required by law, regulation or executive order to close.

(c)	A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:

(i)

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital shares of the Trust entitling that person to exercise more than 50% of the total voting power of all capital shares of the Trust entitled to vote generally in elections of trustees (except that such person shall be deemed to have beneficial ownership of all capital shares of the Trust that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)

following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

(d)

“Governing Instruments” shall mean the Declaration, the Bylaws of the Trust, the Statement of Preferences designating the Series A Preferred Shares, this Statement of Preferences designating the Series B Preferred Shares and such other governing instruments as may be adopted from time to time, and as each of the foregoing may be amended or amended and restated from time to time.

(e)	“Initial Stated Value” shall mean $25.00 per Series B Preferred Share.

(f)	“NYSE” shall mean the New York Stock Exchange or any successor exchange or automated quotation service upon which the Common Shares are listed.

(g)

"Requisite Shareholder Approval" shall mean the approval of the Trust's shareholders as may be required under the Trust's governing documents, law and/or the listing standards of NYSE (or any successor thereto or any trading market on which the Common Shares are listed), including Rule 312.03 of the NYSE Listed Company Manual.

(h)	“Series A Preferred Shares” shall mean the Trust’s 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share.

(i)

“Stated Value” shall mean the Initial Stated Value, subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events which affect the Series B Preferred Shares.

(j)

“Trading Day” shall mean, (i) if the Common Shares are listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Common Shares are not listed or admitted to trading on the NYSE but are listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Common Shares are listed or admitted to trading is open for the transaction of business, or (iii) if the Common Shares are not listed or admitted to trading on any national securities exchange or automated quotation system, any Business Day.

3.

Rank. The Series B Preferred Shares, with respect to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Trust, shall rank (a) senior to all classes or series of common shares, par value $0.001 per share, of the Trust (“Common Shares”), and to any other class or series of capital shares of the Trust issued in the future (together with the Common Shares, the “Junior Shares”), unless the terms of such shares expressly provide that it ranks senior to, or on parity with, the Series B Preferred Shares with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Trust; (b) on parity with the Series A Preferred Shares and any other class or series of capital shares of the Trust the terms of which expressly provide that it ranks on parity with the Series B Preferred Shares with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Trust (collectively, the “Parity Shares”); and (c) junior to any class or series of capital shares of the Trust, the terms of which expressly provide that it ranks senior to the Series B Preferred Shares with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Trust. The term “capital shares” does not include convertible or exchangeable debt securities, including convertible or exchangeable debt securities which rank senior to the Series B Preferred Shares prior to conversion or exchange. The Series B Preferred Shares shall also rank junior in right to payment to the Trust’s other existing and future indebtedness.

4.	Dividends and Distributions.

(a)

Subject to the preferential rights of the holders of any class or series of capital shares of the Trust ranking senior to the Series B Preferred Shares with respect to priority of dividend and distribution payments, holders of each Series B Preferred Share are entitled to receive, when, as and if authorized by the Board and declared by the Trust, out of funds legally available therefor, cumulative cash dividends and distributions on such Series B Preferred Share at the rate of 9.00% per annum of the Stated Value (each, a “Cash Dividend”). If a Series B Preferred Share has a date of original issuance (the “Original Issue Date”) prior to the Dividend Record Date (defined below) for the Dividend Period (defined below) in which such share is issued, the Cash Dividends payable on such share shall begin accruing on, and be cumulative from and including, the first day of the Dividend Period in which such share is issued. If a Series B Preferred Share has an Original Issue Date after the Dividend Record Date for the Dividend Period in which such share is issued, the Cash Dividends payable on such share shall begin accruing on, and be cumulative from and including, the first day of the first Dividend Period commencing after its issuance. Cash Dividends shall be payable monthly in arrears on or about the fifth day of each calendar month or, if such date is not a Business Day, on the next succeeding Business Day, with the same force and effect as if paid on such date (each, a “Dividend Payment Date”), and no interest or additional distributions or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. A “Dividend Period” is the respective period commencing on and including the first day of each calendar month and ending on and including the day preceding the first day of the next succeeding Dividend Period. Cash Dividends shall be payable to holders of record of the Series B Preferred Shares as they appear in the share register of the Trust at the close of business on the 25th day of the calendar month preceding the applicable Dividend Payment Date or, if such date is not a Business Day, on the immediately preceding Business Day (each, a “Dividend Record Date”). Any dividends and distributions payable on the Series B Preferred Shares for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)

No dividends and distributions on Series B Preferred Shares shall be authorized by the Board or declared or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c)

Notwithstanding anything to the contrary contained herein, dividends and distributions on the Series B Preferred Shares shall accrue whether or not the restrictions referred to in Section 4(b) exist, whether or not the Trust has earnings, whether or not there are assets legally available for the payment of such dividends and distributions and whether or not such dividends and distributions are authorized by the Board or declared by the Trust. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend and distribution payment or payments on the Series B Preferred Shares which may be in arrears. When cumulative dividends and distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and the shares of any class or series of Parity Shares, all dividends and distributions declared upon the Series B Preferred Shares and any class or series of Parity Shares shall be declared as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Parity Shares (which shall not include any accrual in respect of unpaid dividends and distributions for prior dividend periods if such series of Parity Shares does not have a cumulative dividend) on the relevant Dividend Payment Date.

(d)

Except as provided in the foregoing Section 4(c), unless full cumulative dividends and distributions on the Series B Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment for all past Dividend Periods that have ended, no dividends or other distributions of cash or other property may be declared and paid or declared and set apart for payment, directly or indirectly, on or with respect to the Junior Shares or the Parity Shares (other than dividends or other distributions in Junior Shares or in options, warrants or rights to subscribe for or purchase Junior Shares), nor shall any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares or Parity Shares made for purposes of and in compliance with requirements of any incentive, benefit or share purchase plan of the Trust or any subsidiary thereof, or a redemption, purchase or acquisition of Parity Shares or Junior Shares as permitted under Article XII of the Declaration) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), directly or indirectly, by the Trust (except by conversion into or exchange for Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and all holders of Parity Shares).

(e)

If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) any portion (the “Capital Gains Amount”) of the dividends and distributions (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series B Preferred Shares shall be the amount that the total dividends and distributions (as determined for U.S. federal income tax purposes) paid or made available to the holders of the Series B Preferred Shares for the year bears to the Total Dividends. The Trust may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series B Preferred Shares would include in income their appropriate share of the Trust’s undistributed long-term capital gains, as designated by the Trust.

(f)

Holders of Series B Preferred Shares shall not be entitled to any dividend or distribution, whether payable in cash, property or capital shares of the Trust, in excess of full cumulative dividends and distributions on the Series B Preferred Shares as described above. Any dividend or other distribution payment made on the Series B Preferred Shares shall first be credited against the earliest accrued but unpaid dividends and distributions due with respect to such shares which remain payable. Accrued but unpaid dividends and distributions on the Series B Preferred Shares shall accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption, as the case may be.

(g)

“Set apart for payment” shall be deemed to include (without limitation): the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board and a declaration of dividends or other distribution by the Trust, the allocation of funds to be so paid on any series or class of shares of the Trust; provided, however, that if any funds for any class or series of Junior Shares or Parity Shares are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series B Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

(h)

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Trust’s equity securities is legally available, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

5.	Liquidation Preference.

(a)

Upon any voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Trust, the holders of Series B Preferred Shares then outstanding are entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to its shareholders, after payment of or provision for payment of the Trust’s debts and other liabilities, the Stated Value per share, plus an amount equal to any accrued and unpaid Cash Dividends (whether or not authorized or declared) thereon to but not including the date of payment or the date the amount for payment is set apart (collectively, the “Liquidating Distributions”), before any distribution or payment of assets is made to holders of Junior Shares. If the assets of the Trust legally available for distribution to shareholders are insufficient to pay in full the Liquidating Distributions on all outstanding Series B Preferred Shares and the corresponding amounts payable on all outstanding shares of any class or series of Parity Shares, then all assets distributed to the holders of the Series B Preferred Shares and any class or series of Parity Shares shall be distributed ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Written notice of the effective date of any such liquidation, dissolution, termination, cancellation or winding up of the affairs of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the share register records of the Trust.

(b)

After payment of the full amount of the Liquidating Distributions to which they are entitled, the holders of Series B Preferred Shares shall have no right or claim to any of the remaining assets of the Trust.

(c)

For the avoidance of doubt, the consolidation or merger of the Trust with or into another entity, a consolidation or merger of another entity with or into the Trust, a statutory share exchange by the Trust, the conversion of the Trust into another form of organization, the change of the Trust’s jurisdiction of organization, or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s assets or business shall not be deemed to constitute a liquidation, dissolution, termination, cancellation or winding up of the affairs of the Trust.

6.	Redemption at Option of Holders.

(a)

Subject to the provisions of this Section 6, beginning on the first day of the calendar month following the Original Issue Date, each holder of Series B Preferred Shares shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Trust to redeem any or all of such holder’s Series B Preferred Shares at a redemption price per Series B Preferred Share (the “Holder Redemption Price”) equal to the Stated Value, minus the Redemption Fee (defined below), plus an amount equal to all accrued but unpaid Cash Dividends, if any, to but not including the date fixed for redemption (the “Holder Redemption Date”), which shall be a date selected by the Trust in its discretion that is within 45 days of the date the Trust receives the Holder Redemption Notice (defined below). The Redemption Fee shall be an amount equal to: (i) 12.0% of the Stated Value beginning on the first day of the calendar month following the Original Issue Date of the Series B Preferred Shares to be redeemed; (ii) 9.0% of the Stated Value beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of the Series B Preferred Shares to be redeemed; (iii) 6.0% of the Stated Value beginning on the first day of the calendar month following the second anniversary of the Original Issue Date of the Series B Preferred Shares to be redeemed; (iv) 3.0% of the Stated Value beginning on the first day of the calendar month following the third anniversary of the Original Issue Date of the Series B Preferred Shares to be redeemed; and (v) 0% of the Stated Value beginning on the first day of the calendar month following the fourth anniversary of the Original Issue Date of the Series B Preferred Shares to be redeemed (the “Redemption Fee”).

(b)

If a Holder Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of Series B Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series B Preferred Shares that shall be redeemed pursuant to the Holder Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Holder Redemption Date.

(c)

For so long as the Common Shares are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Trust has the right, in its sole discretion, to pay the Holder Redemption Price in cash or in equal value of Common Shares, calculated based on the closing price per share of the Common Shares for the single Trading Day prior to the Holder Redemption Date.

(d)	Redemption of the Series B Preferred Shares shall be made pursuant to the Holder Redemption Right upon:

(i)

delivery by such holder of a duly complete notice to the Trust or through the procedures of the Depository Trust Company (the “Holder Redemption Notice”), which shall be irrevocable, except upon written consent of the Trust, in compliance with the required procedures including those of the Trust and The Depository Trust Company (the “Stated Transfer Procedures”), and specifying the number of Series B Preferred Shares to be redeemed that are held by such holder as of the date of such Holder Redemption Notice; and

(ii)	transfer of the Series B Preferred Shares in compliance with the Stated Transfer Procedures.

(e)

If (i) a Holder Redemption Notice has been received by the Trust, (ii) (1) if the Series B Preferred Shares shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Trust in trust for the benefit of the holder of any Series B Preferred Shares to be redeemed or (2) if the Series B Preferred Shares shall be redeemed with Common Shares, the Trust’s transfer agent has been instructed in writing that the Series B Preferred Shares shall be redeemed in Common Shares and (iii) irrevocable instructions have been given to pay or issue the Holder Redemption Price, then from and after the Holder Redemption Date, dividends and distributions shall cease to accrue on such Series B Preferred Shares, such Series B Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such Series B Preferred Shares shall terminate, except the right to receive the Holder Redemption Price in cash or in Common Shares, as applicable, without interest, upon transfer of such Series B Preferred Shares.

(f)	Limitations on Holder Redemption.

(i)

Notwithstanding any provision of this Section 6, the Trust’s obligation to redeem the Series B Preferred Shares at the option of the holders pursuant to the Holder Redemption Right shall be subject to the following aggregate redemption limits (collectively, the “Redemption Limits”):

1.	no more than 2.0% of the aggregate number of outstanding Series B Preferred Shares shall be redeemed per calendar month;

2.	no more than 5.0% of the aggregate number of outstanding Series B Preferred Shares shall be redeemed per fiscal quarter; and

3.	no more than 20.0% of the aggregate number of outstanding Series B Preferred Shares shall be redeemed per fiscal year.

(ii)

Redemptions at the option of the Trust pursuant to the Trust Redemption Right and the Change of Control Redemption Right (each as defined below) below shall not count towards the Redemption Limits. Redemptions at the option of the holder following the death or disability of a holder pursuant to the Estate Redemption Right (defined below) shall count towards the Redemption Limits, but shall not be subject to such limits.

(iii)

If, after applying the Redemption Limits, a holder would own less than one Series B Preferred Share, all of such holder’s Series B Preferred Shares shall be redeemed. Otherwise, all redemption amounts shall be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. If, after applying the Redemption Limits, the number of Series B Preferred Shares to be redeemed is less than the number of Series B Preferred Shares submitted for redemption by a holder, the excess Series B Preferred Shares shall remain subject to redemption in future periods until the earlier of (i) all Series B Preferred Shares submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn Series B Preferred Shares and the number of Series B Preferred Shares, if any, which remain subject to redemption.

(iv)

The foregoing provisions of this Section 6(f) shall not prevent any other action by the Trust pursuant to the Declaration or otherwise in order to ensure that the Trust remains qualified as a REIT for U.S. federal income tax purposes.

(g)

Notwithstanding any provision of this Section 6, no redemptions of Series B Preferred Shares shall be made by the Trust if such redemption shall be restricted or prohibited by law. Further, no redemptions of Series B Preferred Shares shall be made by the Trust at such time as the terms and provisions of any agreement of the Trust prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

7.	Optional Redemption by the Trust.

(a)

The Series B Preferred Shares are not redeemable by the Trust prior to the first day of the first quarter following the second anniversary of each Original Issue Date of Series B Preferred Shares, except as permitted by Article XII of the Declaration and as otherwise provided in this Section 7 and Section 9 below. Beginning on the first day of the first quarter following the second anniversary of each Original Issue Date of Series B Preferred Shares, such Series B Preferred Shares shall be redeemable by the Trust, at the Trust’s option, in whole or in part, at any time or from time to time (the “Trust Redemption Right”), at a redemption price per Series B Preferred Share (the “Trust Redemption Price”) equal to the Stated Value plus an amount equal to any accrued but unpaid Cash Dividends, if any, to but not including the date fixed for redemption (the “Trust Redemption Date”).

(b)

If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Trust Redemption Right, the Series B Preferred Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Trust determines. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares, other than a holder of Series B Preferred Shares that has received an exemption, would become a holder of a number of Series B Preferred Shares in excess of the Aggregate Share Ownership Limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article XII of the Declaration, the Trust shall redeem the requisite number of Series B Preferred Shares of such holder such that no holder shall hold a number of shares in excess of the Aggregate Share Ownership Limit subsequent to such redemption.

(c)

Unless full cumulative dividends and distributions on all Series B Preferred Shares for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or Common Shares or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no Series B Preferred Shares shall be redeemed pursuant to the Trust Redemption Right unless all outstanding Series B Preferred Shares are simultaneously redeemed, and (ii) the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series B Preferred Shares (except by conversion into or exchange for Junior Shares, or options, warrants or rights to purchase or subscribe for Junior Shares); provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series B Preferred Shares pursuant to Article XII of the Declaration or otherwise in order to ensure that the Trust remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and all holders of Parity Shares.

(d)

If a Trust Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of Series B Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series B Preferred Shares that shall be redeemed pursuant to the Trust Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Trust Redemption Date.

(e)

For so long as the Common Shares are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Trust has the right, in its sole discretion, to pay the Trust Redemption Price in cash or in equal value of Common Shares, calculated based on the closing price per share of the Common Shares for the single Trading Day prior to the Trust Redemption Date.

(f)

Notice of redemption pursuant to the Trust Redemption Right (a “Trust Redemption Notice”) shall be mailed by the Trust, postage prepaid, no less than seven days prior to the Trust Redemption Date, addressed to the respective holders of record of all of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the transfer records maintained by the Trust’s transfer agent. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom such notice was defective or not given; provided that notice given to the last address of record shall be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, each Trust Redemption Notice shall state: (i) the Trust Redemption Date; (ii) the Trust Redemption Price on a per share basis; (iii) the CUSIP number(s) of the Series B Preferred Shares to be redeemed; (iv) the number of Series B Preferred Shares to be redeemed, if fewer than all, or the method for determining such number; (v) that dividends and distributions on the Series B Preferred Shares to be redeemed shall cease to accrue on the Trust Redemption Date; (vi) that the Series B Preferred Shares are being redeemed at the Trust’s option pursuant to the Trust Redemption Right; and (vii) any conditions to the redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the Trust Redemption Notice.

(g)

If (i) a Trust Redemption Notice has been given by the Trust with respect to any Series B Preferred Shares, (ii) (1) if the Series B Preferred Shares shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Trust in trust for the benefit of the holders of any Series B Preferred Shares so called for redemption or (2) if the Series B Preferred Shares shall be redeemed with Common Shares, the Trust’s transfer agent has been instructed in writing that the Series B Preferred Shares shall be redeemed in Common Shares, and (iii) irrevocable instructions have been given to pay or issue the Trust Redemption Price, then from and after the Trust Redemption Date, dividends and distributions shall cease to accrue on such Series B Preferred Shares, such Series B Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such Series B Preferred Shares shall terminate, except the right to receive the Trust Redemption Price in cash or in Common Shares, as applicable, without interest, upon transfer of such Series B Preferred Shares.

(h)

If the Trust calls for redemption of any Series B Preferred Shares pursuant to and in accordance with Article XII of the Declaration, including through a purchase from a Charitable Trust (as defined in the Declaration), then the redemption price shall be an amount equal to the Stated Value per share, plus any accrued and unpaid dividends and distributions (whether or not declared) on the Series B Preferred Shares to but not including, the redemption date, subject to any restrictions, limitations or requirements contained in Article XII of the Declaration. Notwithstanding anything else to the contrary herein, the Trust shall not be required to provide advanced notice to the holder of Series B Preferred Shares in the event such holder’s Series B Preferred Shares are redeemed in order for the Trust to qualify or maintain the qualification of the Trust as a REIT for U.S. federal income tax purposes.

(i)

Subject to applicable law and the limitation on purchases when distributions on the Series B Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase any Series B Preferred Shares by tender or by private agreement.

8.	Optional Redemption Following Death or Qualifying Disability of a Holder.

(a)

Subject to the terms of this Section 8, the Trust shall redeem upon receipt of an Estate Redemption Notice (defined below) from the holder any Series B Preferred Shares, beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability (the right to redemption arising thereupon, the “Estate Redemption Right”), including Series B Preferred Shares held through a revocable grantor trust, or an individual retirement account or other retirement or profit-sharing plan, where the Estate Redemption Notice is from (i) in the case of the death of a holder, the holder’s estate, the recipient of such Series B Preferred Shares through bequest or inheritance, or, with respect to Series B Preferred Shares held through a revocable grantor trust, the trustee of such trust, who shall have the sole ability to give the Estate Redemption Notice on behalf of the trust, or (ii) in the case of the qualifying disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of Series B Preferred Shares, the Estate Redemption Notice may be made upon the death or qualifying disability of either spouse. If the holder of Series B Preferred Shares is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity shall be subject to the approval of the Board in its sole discretion. Series B Preferred Shares redeemed pursuant to the Estate Redemption Right shall be redeemed at a redemption price per Series B Preferred Share (the “Estate Redemption Price”) equal to (A) beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of the Series B Preferred Shares to be redeemed, 95% of the Stated Value and (B) beginning on the first day of the calendar month following the second anniversary of the Original Issue Date of the Series B Preferred Shares to be redeemed, 100% of the Stated Value, in each case plus an amount equal to accrued but unpaid Cash Dividends thereon, if any, to but not including the date fixed for redemption (the “Estate Redemption Date”), which shall be a date selected by the Trust in its discretion that is within 45 days of the date the Trust receives the Estate Redemption Notice.

(b)

If an Estate Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of Series B Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series B Preferred Shares that shall be redeemed pursuant to the Estate Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Estate Redemption Date.

(c)

For so long as the Common Shares are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Trust has the right, in its sole discretion, to pay the Estate Redemption Price in cash or in equal value of Common Shares, calculated based on the closing price per share of the Common Shares for the single Trading Day prior to the Estate Redemption Date.

(d)	Redemption of the Series B Preferred Shares shall be made pursuant to the Estate Redemption Right upon:

(i)

delivery by such holder of a duly complete notice to the Trust or through the procedures of the Depository Trust Company (the “Estate Redemption Notice”), which shall be irrevocable, except upon written consent of the Trust, in compliance with the Stated Transfer Procedures, and specifying the number of Series B Preferred Shares to be redeemed that are held by such holder as of the date of such Estate Redemption Notice;

(ii)	transfer of the Series B Preferred Shares in compliance with the Stated Transfer Procedures; and

(iii)	compliance with the other requirements of this Section 8.

(e)

If (i) an Estate Redemption Notice has been received by the Trust, (ii) (1) if the Series B Preferred Shares shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Trust in trust for the benefit of the holder of any Series B Preferred Shares to be redeemed or (2) if the Series B Preferred Shares shall be redeemed with Common Shares, the Trust’s transfer agent has been instructed in writing that the Series B Preferred Shares shall be redeemed in Common Shares and (iii) irrevocable instructions have been given to pay or issue the Estate Redemption Price, then from and after the Estate Redemption Date, dividends and distributions shall cease to accrue on such Series B Preferred Shares, such Series B Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such Series B Preferred Shares shall terminate, except the right to receive the Estate Redemption Price in cash or in Common Shares, as applicable, without interest, upon transfer of such Series B Preferred Shares.

(f)

In order for the Trust to redeem Series B Preferred Shares upon the death or qualifying disability of a holder thereof, the following conditions must be met: (i) the deceased or disabled holder must be the sole holder of the Series B Preferred Shares to be redeemed or the beneficiary of a trust or an individual retirement account or other retirement or profit-sharing plan that is a holder or, in the case of Series B Preferred Shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), one of the joint holders; (ii) the Estate Redemption Notice must be received by the Trust within one year after the death or qualifying disability of the holder but no sooner than the first day of the calendar month following the first anniversary of the Original Issue Date of the Series B Preferred Shares to be redeemed; (iii) the Estate Redemption Notice must be given by (A) in the case of the death of a holder, a recipient of the Series B Preferred Shares through bequest or inheritance, (B) in the case of the death of a beneficiary of a trust, the trustee of the trust, or (C) in the case of the death of a holder of Series B Preferred Shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the surviving spouse; and (iv) in the case of the qualifying disability of a holder, (A) such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration), (B) a determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive, (C) the condition causing the disability shall have occurred after the date that the holder became a holder of Series B Preferred Shares and (D) the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits. The Trust may in its discretion request from the holder, and the holder must promptly provide, reasonable documentation supporting the satisfaction of the foregoing conditions.

(g)

Notwithstanding any provision of this Section 8, no redemptions of Series B Preferred Shares shall be made by the Trust if such redemption shall be restricted or prohibited by law. Further, no redemptions of Series B Preferred Shares shall be made by the Trust at such time as the terms and provisions of any agreement of the Trust prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

9.	Optional Redemption by Trust Upon a Change of Control.

(a)

If a Change of Control occurs at any time the Series B Preferred Shares are outstanding, the Trust shall have the right (the “Change of Control Redemption Right”), but not the obligation, to redeem in cash all or some portion of the Series B Preferred Shares issued and outstanding, on a date (the “Change of Control Redemption Date”) specified by the Trust no later than 120 calendar days after the first date on which such Change of Control occurred, at a redemption price equal to 100% of the Stated Value per share, plus an amount equal to all accrued but unpaid Cash Dividends thereon (whether or not authorized or declared) to but not including the Change of Control Redemption Date (such price, the “Change of Control Redemption Price”).

(b)

If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Change of Control Redemption Right, the Series B Preferred Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Trust determines. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares, other than a holder of Series B Preferred Shares that has received an exemption, would become a holder of a number of Series B Preferred Shares in excess of the Aggregate Share Ownership Limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article XII of the Declaration, the Trust shall redeem the requisite number of Series B Preferred Shares of such holder such that no holder shall hold a number of shares in excess of the Aggregate Share Ownership Limit subsequent to such redemption.

(c)

Unless full cumulative dividends and distributions on all Series B Preferred Shares for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no Series B Preferred Shares shall be redeemed pursuant to the Change of Control Redemption Right unless all outstanding Series B Preferred Shares are simultaneously redeemed, and (ii) the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series B Preferred Shares (except by conversion into or exchange for Junior Shares, or options, warrants or rights to purchase or subscribe for Junior Shares); provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series B Preferred Shares pursuant to Article XII of the Declaration or otherwise in order to ensure that the Trust remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and all holders of Parity Shares.

(d)

If a Change of Control Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of Series B Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series B Preferred Shares that shall be redeemed pursuant to the Change of Control Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Change of Control Redemption Date.

(e)

Notice of redemption pursuant to a Change of Control (the “Change of Control Redemption Notice”) shall be mailed by the Trust, postage prepaid, no fewer than seven days prior to the Change of Control Redemption Date, addressed to the respective holders of record of all of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the transfer records maintained by the Trust’s transfer agent. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom such notice was defective or not given; provided, that notice given to the last address of record shall be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, each Change of Control Redemption Notice shall state: (i) the Change of Control Redemption Date; (ii) the Change of Control Redemption Price on a per share basis; (iii) the CUSIP number(s) of the Series B Preferred Shares to be redeemed; (iv) the number of Series B Preferred Shares to be redeemed, if fewer than all, or the method for determining such number; (v) that dividends and distributions on the Series B Preferred Shares to be redeemed shall cease to accrue on the Change of Control Redemption Date; (vi) that the Series B Preferred Shares are being redeemed at the Trust’s option pursuant to the Change of Control Redemption Right and a brief description of the transaction or transactions constituting such Change of Control; and (vii) any conditions to the redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the Change of Control Redemption Notice.

(f)

If (i) a Change of Control Redemption Notice has been given by the Trust, (ii) the funds necessary for such redemption have been set apart by the Trust in trust for the benefit of the holders of any Series B Preferred Shares so called for redemption and (iii) irrevocable instructions have been given to pay the Change of Control Redemption Price, then from and after the Change of Control Redemption Date, dividends and distributions shall cease to accrue on such Series B Preferred Shares, such Series B Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such Series B Preferred Shares shall terminate, except the right to receive the Change of Control Redemption Price in cash, without interest, upon transfer of such Series B Preferred Shares.

10.	Voting Rights.

(a)	Holders of the Series B Preferred Shares shall not have any voting rights except as set forth below.

(b)	So long as any Series B Preferred Shares remain outstanding, the Trust shall not:

(i)

authorize or create, or increase the authorized or issued amount of, any class or series of capital shares of the Trust expressly designated as ranking senior to the Series B Preferred Shares as to distribution rights and rights upon liquidation, dissolution, termination, cancellation or winding up of the Trust, or reclassify any authorized capital shares of the Trust into any such senior shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities, without the affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Shares and the holders of any outstanding Parity Shares upon which like voting rights have been conferred and are exercisable (“Voting Parity Shares”) (voting together as a single class); or

(ii)

amend, alter or repeal the provisions of the Declaration or this Statement of Preferences, whether by merger, consolidation or otherwise (in any case, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting powers of the Series B Preferred Shares or the holders thereof, without the affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Shares (voting as a separate class); provided, however, that with respect to the occurrence of any Event set forth above, so long as Series B Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series B Preferred Shares receive capital shares, or options, warrants or rights to purchase or subscribe for capital shares or other securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series B Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B Preferred Shares or the holders thereof; provided further that the conversion of the Trust into another form of organization or the change of the Trust’s jurisdiction of organization shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or the holders thereof so long as the holders of the Series B Preferred Shares continue to hold securities of the successor entity with rights, preferences, privileges and voting powers that are substantially similar to those of the Series B Preferred Shares; and provided further that any increase in the amount of the authorized Series B Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other classes or series of Parity Shares or Junior Shares shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or the holders thereof.

(c)

In any matter in which the holders of Series B Preferred Shares are entitled to vote separately as a single class, each such holder shall have the right to one vote for each Series B Preferred Share held by such holder. If the holders of Series B Preferred Shares and the holders of outstanding Voting Parity Shares, including our Series A Preferred Shares, are entitled to vote together as a single class on any matter, such holders shall each have one vote for each $25.00 of Stated Value.

(d)

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed.

(e)

Notwithstanding any other provision of the Governing Instruments, the holders of Series B Preferred Shares shall not be entitled to vote on any amendment to any statement of preferences establishing the rights and preferences of any other class of preferred shares of the Trust, nor shall the holders of Series B Preferred Shares be entitled to vote on any matter that only affects the rights or interests of one or more other series of shares of the Trust.

11.	Conversion at the Option of Holders.

(a)

Subject to the provisions of this Section 11, beginning on the first day of the calendar month following the third anniversary of the Original Issue Date, each holder of Series B Preferred Shares shall have the right (the “Holder Conversion Right”), at such holder’s option, to require the Trust to convert any or all of such holder’s Series B Preferred Shares into a number of Common Shares equal to the Holder Conversion Amount (as defined below), if the 5-day volume weighted average price (“VWAP”) of the Common Shares on the NYSE ending on the Trading Day immediately preceding the date the Company receives the Holder Conversion Notice (defined below) (such 5-day VWAP, the “Market Price”) is equal to or greater than 115% of the Applicable NAV.

(b)	The number of Common Shares issued per Series B Preferred Share pursuant to the Holder Conversion Right (the “Holder Conversion Amount”) shall be determined as follows:

(i)

Beginning on the first day of the month following the third anniversary of the Original Issue Date and continuing to, but not including, the first day of the month following the fourth anniversary of the Original Issue Date, the Holder Conversion Amount shall be a number of Common Shares that is equal to the quotient of (i) the Holder Conversion Price (defined below) as of the Holder Conversion Date (as defined below) divided by (ii) 94% of the Market Price;

(ii)

Beginning on the first day of the month following the fourth anniversary of the Original Issue Date and continuing to, but not including, the first day of the month following the fifth anniversary of the Original Issue Date, the Holder Conversion Amount shall be a number of Common Shares that is equal to the quotient of (i) the Holder Conversion Price as of the Holder Conversion Date divided by (ii) 90% of the Market Price; and

(iii)

Beginning on the first day of the month following the fifth anniversary of the Original Issue Date and continuing thereafter, the Holder Conversion Amount shall be a number of Common Shares that is equal to the quotient of (i) the Holder Conversion Price as of the Holder Conversion Date divided by (ii) 88% of the Market Price.

(iv)

The “Holder Conversion Price” means the Stated Value plus any an amount equal to all accrued but unpaid Cash Dividends, if any, to but not including the date fixed for conversion (the “Holder Conversion Date”), which shall be a date selected by the Trust in its discretion that is within 45 days of the date the Trust receives the Holder Conversion Notice.

(c)

The Applicable NAV shall be adjusted for any share splits (including those effected pursuant to ta distribution of Common Shares), subdivisions, combinations or other similar events (in each case, a “Share Split”) with respect to the Common Shares as follows: the adjusted Applicable NAV as the result of a Share Split will be equal to the product obtained by multiplying (i) the Applicable NAV in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

(d)	Conversion of the Series B Preferred Shares to Common Shares shall be made pursuant to the Holder Conversion Right upon:

(i)

delivery by such holder of a duly complete notice to the Trust or through the procedures of the Depository Trust Company (the “Holder Conversion Notice”), which shall be irrevocable, except upon written consent of the Trust, in compliance with the Stated Transfer Procedures, and specifying the number of Series B Preferred Shares to be converted that are held by such holder as of the date of such Holder Conversion Notice and the number of Series B Preferred Share to be held by such holder following such conversion; and

(ii)	transfer of the Series B Preferred Shares in compliance with the Stated Transfer Procedures.

(e)

In the event that the Trust provides a Trust Redemption Notice or Change of Control Redemption Notice with respect to some or all of the Series B Preferred Shares for which a holder of such shares has previously submitted a Holder Conversion Notice, such holder may revoke their Holder Conversion Notice with respect to Series B Preferred Shares subject to a Trust Redemption Notice or Change of Control Redemption Notice by delivering a notice of revocation to the Trust or through the Stated Transfer Procedures at any time prior to 5:00 p.m. (Eastern time) on the Business Day immediately preceding the Trust Redemption Date or Change of Control Redemption Date, as applicable. To the extent a holder of Series B Preferred Shares does not revoke their Holder Conversion Notice with respect to Series B Preferred Shares subject to a Trust Redemption Notice or Change of Control Redemption Notice, such Series B Preferred Shares shall not be subject to any redemption by the Trust pursuant to Section 7 or 9 for which a Trust Redemption Notice or Change of Control Redemption Notice was delivered subsequent to the date on which the holder of such Series B Preferred Shares delivered a Holder Conversion Notice.

(f)

No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of any Series B Preferred Shares into Common Shares. In lieu of fractional shares otherwise issuable, each holder will be entitled to receive an amount in cash equal to the fraction of a Common Share multiplied by the Market Price on the date the Holder Conversion Notice was delivered. In order to determine whether the number of Common Shares to be delivered to a holder upon the conversion of such holder’s Series B Preferred Shares will include a fractional share, such determination shall be based on the aggregate number of Series B Preferred Shares of such holder that are being converted on any single Holder Conversion Date.

(g)	Limitations on Holder Conversion.

(i)

Notwithstanding any provision of this Section 11, the Trust’s obligation to convert the Series B Preferred Shares to Common Shares at the option of the holders pursuant to the Holder Conversion Right shall be subject to the following aggregate conversion limits (collectively, the “Conversion Limits”):

1.	no more than 5.0% of the aggregate number of outstanding Series B Preferred Shares shall be converted per calendar month;

2.	no more than 12.0% of the aggregate number of outstanding Series B Preferred Shares shall be converted per fiscal quarter; and

3.	no more than 33.0% of the aggregate number of outstanding Series B Preferred Shares shall be converted per fiscal year.

(ii)

If, after applying the Conversion Limits, a holder would own less than one Series B Preferred Share, all of such holder’s Series B Preferred Shares shall be converted. Otherwise, the number of such holder’s Series B Preferred Shares to be converted shall be rounded down such that after giving effect to any conversion, no holder is left owning a fractional share of Series B Preferred Shares. If, after applying the Conversion Limits, the number of Series B Preferred Shares to be converted is less than the number of Series B Preferred Shares submitted for conversion by a holder, the excess Series B Preferred Shares shall remain subject to conversion in future periods until the earlier of (i) all Series B Preferred Shares submitted by such holder for conversion have been converted, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn Series B Preferred Shares and the number of Series B Preferred Shares, if any, which remain subject to conversion.

(iii)

If, as a result of any conversion pursuant to this Section 11, any holder of Series B Preferred Shares, other than a holder of Series B Preferred Shares that has received an exemption, would become a holder of a number of Common Shares in excess of the Aggregate Share Ownership Limit or Common Share Ownership Limit, then, except as otherwise provided in Article XII of the Declaration, the Trust shall only convert such number of Series B Preferred Shares of such holder that would not cause such holder to hold Series B Preferred Shares and Common Shares in excess of the Aggregate Share Ownership Limit or Common Share Ownership Limit.

(iv)

The foregoing provisions of this Section 11(h) shall not prevent any other action by the Trust pursuant to the Declaration or otherwise in order to ensure that the Trust remains qualified as a REIT for U.S. federal income tax purposes.

(v)

Notwithstanding any provision of this Section 11, prior to the receipt of the Requisite Shareholder Approval, the Series B Preferred Shares shall not be convertible, in aggregate, into more than 19.99% of the number of Common Shares or voting power outstanding prior to the initial issuance of any Series B Preferred Shares (subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events).

(h)

If a Holder Conversion Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of Series B Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares on or prior to such Dividend Payment Date, and each holder of the Series B Preferred Shares that shall be converted pursuant to the Holder Conversion Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Holder Conversion Date.

(i)

If (i) a Holder Conversion Notice has been received by the Trust, (ii) the Trust’s transfer agent has been instructed in writing that the Series B Preferred Shares shall be converted into Common Shares and (iii) irrevocable instructions have been given to issue the Holder Conversion Amount, then from and after the Holder Conversion Date, dividends and distributions shall cease to accrue on such Series B Preferred Shares, such Series B Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such Series B Preferred Shares shall terminate, except the right to receive the Holder Conversion Amount, without interest, upon transfer of such Series B Preferred Shares.

(j)

Notwithstanding any provision of this Section 11, no conversions of Series B Preferred Shares shall be made by the Trust if such conversion shall be restricted or prohibited by law. Further, no conversions of Series B Preferred Shares shall be made by the Trust at such time as the terms and provisions of any agreement of the Trust prohibits such conversion or provides that such conversion would constitute a breach thereof or a default thereunder, or if such conversion would result in a Change of Control.

12.

Term. The Series B Preferred Shares have no stated maturity date and shall not be subject to any sinking fund and, except as otherwise set forth herein, is not subject to mandatory redemption. The Trust shall not be required to set aside funds to redeem the Series B Preferred Shares.

13.

Status of Redeemed, Converted or Repurchased Series B Preferred Shares. All Series B Preferred Shares redeemed, converted repurchased or otherwise acquired in any manner by the Trust shall constitute authorized but unissued Series B Preferred Shares.

14.

Application of Article XII. The Series B Preferred Shares constitute Shares (as defined in the Declaration) and, as such, are subject to the provisions of Article XII of the Declaration applicable to Shares.

15.

Restrictions on Ownership. Prior to the receipt of the Requisite Shareholder Approval, no Series B Preferred Shares shall be issued to (i) any officers, employees, trustees, directors or other service providers of the Trust, (ii) any controlling shareholder or member of a control group or any other substantial shareholder of the Trust that has an affiliated person who is an officer, trustee or director of the Trust or (iii) any entity affiliated with NexPoint Real Estate Advisors X, L.P.

16.

Relationship to Governing Instruments. This Statement of Preferences sets forth the rights, powers, preferences and privileges of the Series B Preferred Shares and the provisions set forth herein shall operate as additions to or modifications of the rights, powers, preferences and privileges of the holders of the Series B Preferred Shares under the Governing Instruments, as the context may require. To the extent the provisions set forth herein conflict with the provisions of the Governing Instruments with respect to any such rights, powers, preferences and privileges of the Series B Preferred Shares, this Statement of Preferences shall control. Except as set forth in this Section 15, the Governing Instruments shall control as to the Trust generally and the rights, powers, preferences and privileges of other Shares of the Trust and the holders thereof.

IN WITNESS WHEREOF, NexPoint Diversified Real Estate Trust has caused this Statement of Preferences to be signed in its name and on its behalf by a duly authorized officer, who acknowledges said instrument to be the statutory trust act of the Trust, and states that, to the best of such officer’s knowledge, information and belief under penalty of perjury, the matters and facts herein set forth with respect to approval are true in all material respects, as of January 30, 2025.

WITNESS:	NEXPOINT DIVERSIFIED REAL ESTATE TRUST:

/s/ Dustin Norris	By:	/s/ Matt McGraner
Name: Dustin Norris	Name:	Matt McGraner
Title: Executive Vice President	Title:	Executive VP and Chief Investment Officer